EXHIBIT 32.2

Statement of Chief Financial Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of SDG&E Funding LLC (the "Company") certifies that:

(i) the Quarterly Report on Form 10-Q of the Company filed with the Securities and Exchange Commission for the quarterly period ended March 31, 2005 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section
15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



May 12, 2005
                                           /s/ James P. Trent
                                          ______________________
                                           James P. Trent
                                           Chief Financial Officer